                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A
                                  AMENDMENT 1



             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): December 21, 1998



                         GLOBAL IMAGING SYSTEMS, INC.
                         ----------------------------
            (Exact name of registrant as specified in its charter)



             Delaware                 000-24373               59-3247752
--------------------------------------------------------------------------------
 (State or other jurisdiction of   (Commission File        (I.R.S. Employer
 incorporation or organization)        Number)            Identification No.)




 3820 Northdale Blvd., Suite 200A, Tampa, FL           33624
--------------------------------------------------------------------------------
 (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code: (813) 960-5508


            13902 North Dale Mabry Hwy., Suite 300, Tampa, FL 33618
--------------------------------------------------------------------------------
            (Former name or address, if changed since last report)


                          Exhibit Index is on Page 31

On January 5, 1999, Global Imaging Systems, Inc., ("Global") filed a report on Form 8-K with respect to its acquisition of the stock of Capitol Office Solutions, Inc. ("Capitol"). At that time, it was impracticable to provide the financial statements and pro forma financial information required to be filed therewith relative to the acquired stock, and the Company stated in such Form 8-K that that it intended to file the required company financial statements and pro forma financial information as soon as practicable, but no later than 60 days from the due date of that filing. By this amendment to such Form 8-K, Global is amending and restating Item 7 thereof to include the required financial statement and pro forma financial information.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

On December 21, 1998 Global purchased all of the issued and outstanding stock of Capitol pursuant to a Stock Purchase Agreement, dated as of November 19, 1998, by and among Global, as Buyer; Capitol; Armen Manoogian; L. Neal Berney; John Boyett; Edward Cobb; Bruce D. Cook; Raymond Echols; Gary M. Fuller; Golder, Thoma, Cressey, Rauner Fund IV,L.P. (the "Fund"); Kevin Godwin; Green, Manning & Bunch Holdings, Inc.; Christopher Groff; Jackson National Life Insurance Company ("JNL"); Todd S. Johnson; Thomas S. Johnson; Mark M. Lloyd; Scott Lloyd; Alexis McGhee; Michael Mueller; Raymond Schilling; Allan Small; Terry K. Smith and Crystal E. Smith; Dewey Suddeth; Tidewater Partners, LLC; and Alfred Vieira, as Sellers. Messrs. Thomas Johnson, Mueller, Schilling and Vieira are executives officers of Global. Mr. Todd Johnson is Mr. Thomas Johnson's son. Messrs. Thomas Johnson and Berney are directors of Global. Two other directors of Global, Carl Thoma and William Kessinger, are Principals of the general partner of the Fund's general partner and a third director, Bruce Gorchow, is Executive Vice President of PPM America, Inc., the exclusive investment advisor to JNL.

Global paid the Sellers a total purchase price of approximately $46,400,000 in cash, plus 612,455 shares of Global's Common Stock, par value $.01 per share. Approximately $16,132,000 of indebtedness of Capitol was repaid upon the closing of the acquisition by the sellers. Global borrowed funds under its $175 million line of credit from First Union National Bank to pay the cash portion of the purchase price. The purchase price for the acquisition was the subject of a fairness opinion by an independent advisor to Global's Board of Directors.

Capitol is engaged in the office imaging solutions industry in the Washington D.C., Southern Maryland, and Northern Virginia area.

     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

     (a)       Financial Statements of Capitol Office Solutions.

     Report of Independent Auditors.
     Consolidated Balance Sheets as of June 30, 1998 and 1997.
     Consolidated Statements of Earnings for the Years Ended June 30, 1998,
       1997, and 1996.
     Consolidated Statements of Stockholders Equity (Deficit) for the Years
       Ended June 30, 1998, 1997, and 1996.
     Consolidated Statements of Cash Flows for the Years Ended June 30, 1998,
       1997, and 1996.
     Notes to Consolidated Financial Statements.
     Consolidated Unaudited Balance Sheet as of September 30, 1998. Consolidated Unaudited Statements of Earnings for the Three Months Ended
       September 30, 1998 and 1997.
     Consolidated Unaudited Statements of Cash Flows for the Three Months Ended
       September 30, 1998 and 1997.

Report of Independent Auditors

To the Board of Directors and Stockholders
 of Capitol Office Solutions, Inc.
Beltsville, Maryland

We have audited the accompanying consolidated balance sheets of Capitol Office Solutions, Inc., formerly Capitol Copy Products, Inc., and subsidiary as of June 30, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity (deficit), and cash flows for each of the three years in the period ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Capitol Office Solutions, Inc., and subsidiary as of June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

Washington, D.C.



August 28, 1998

CAPITOL OFFICE SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 1998 AND 1997

----------------------------------------------------------------------------------

ASSETS                                                        1998            1997
                                                          -------------    ------------
CURRENT ASSETS:
    Cash and cash equivalents                              $ 3,671,371     $ 1,790,230
    Accounts receivable                                      2,825,868       2,024,542
    Inventories                                              1,946,903       1,853,098
    Refundable income taxes                                    159,509         153,709
    Deferred income taxes                                      105,000          57,000
    Prepaid expenses and other                                  82,991          69,454
                                                           -----------     -----------

                      Total current assets                   8,791,642       5,948,033
                                                           -----------     -----------

PROPERTY AND EQUIPMENT:
    Office furniture and equipment                             412,818         430,124
    Property under capital leases                              130,662         112,155
    Leasehold improvements                                     177,015         232,135
    Rental equipment                                           120,340         109,231
                                                           -----------     -----------

                                                               840,835         883,645

    Less accumulated depreciation and amortization            (609,928)       (654,541)
                                                           -----------     -----------

                      Total property and equipment             230,907         229,104
                                                           -----------     -----------
OTHER ASSETS:
    Excess of acquisition cost over value of
        net assets acquired - net                            2,089,409       2,160,847
    Deferred financing and other deferred
        costs - net                                            710,000         895,000
    Deferred income taxes                                      119,000          41,000
    Deposits and other                                          75,488          72,988
                                                           -----------     -----------

                      Total other assets                     2,993,897       3,169,835

                                                           -----------     -----------

TOTAL ASSETS                                               $12,016,446       9,346,972
                                                           ===========     ===========

See notes to consolidated financial statements.

CAPITOL OFFICE SOLUTIONS, INC.
CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 1998 AND 1997

-----------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                          1998                        1997
                                                                                   -------------                -------------
CURRENT LIABILITIES:
    Loan payable                                                                   $          -                 $  1,450,000
    Accounts payable and accrued liabilities                                          1,527,084                    1,141,885
    Deferred revenue                                                                    582,836                      504,845
    Current portion of long-term debt                                                 3,904,000                            -
    Current portion of capital lease obligations                                         12,228                       14,538
                                                                                   ------------                 ------------
                      Total current liabilities                                       6,026,148                    3,111,268
                                                                                   ------------                 ------------
LONG-TERM LIABILITIES:
    Long-term debt (less current portion shown above)                                14,961,000                   18,865,000
    Capital lease obligations (less current portion shown above)                         68,867                       31,881
                                                                                   ------------                 ------------
                      Total long-term liabilities                                    15,029,867                   18,896,881
                                                                                   ------------                 ------------
                      Total liabilities                                              21,056,015                   22,008,149
                                                                                   ------------                 ------------
COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIT):
    Class A common stock, $.01 par value -
        authorized,  200,000 shares;
        issued and outstanding, 59,400 shares                                               594                          594
    Class B common stock, $.01 par value -
        authorized, 100,000 shares;
        issued and outstanding, 29,700 shares                                               297                          297
    Class C common stock, $.01 par value -
        authorized; 40,000, shares;
        issued and outstanding, 9,000 shares                                                 90                           90
    Additional paid-in capital                                                          999,891                      999,891
    Retained earnings (deficit)                                                     (10,040,441)                 (13,662,049)
                                                                                   ------------                 ------------
                      Total stockholders' equity (deficit)                           (9,039,569)                 (12,661,177)
                                                                                   ------------                 ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                               $ 12,016,446                 $  9,346,972
                                                                                   ============                 ============

CAPITOL OFFICE SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996

------------------------------------------------------------------------------------------------------------------------------

                                                                 1998                     1997                       1996
                                                             ------------             ------------               -------------
SALES:
    Sales of equipment                                       $ 14,459,555             $ 11,192,343               $   9,267,028
    Sales of services and supplies                             13,709,553               12,360,411                  10,942,168
                                                             ------------             ------------               -------------

                      Total sales                              28,169,108               23,552,754                  20,209,196
                                                             ------------             ------------               -------------
COST OF SALES:
    Cost of equipment sold                                      9,575,547                8,278,146                   6,433,208
    Cost of services and supplies sold                          6,041,436                5,906,491                   5,603,351
                                                             ------------             ------------               -------------

                      Total cost of sales                      15,616,983               14,184,637                  12,036,559
                                                             ------------             ------------               -------------

GROSS PROFIT                                                   12,552,125                9,368,117                   8,172,637

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                                     5,103,664                4,497,166                   3,781,559
                                                             ------------             ------------               -------------

OPERATING INCOME                                                7,448,461                4,870,951                   4,391,078

INTEREST EXPENSE                                               (1,735,245)                  (8,201)                    (11,330)

OTHER INCOME                                                       81,392                  257,591                     112,360
                                                             ------------             ------------               -------------

EARNINGS BEFORE INCOME TAXES                                    5,794,608                5,120,341                   4,492,108

PROVISION FOR INCOME TAXES                                      2,173,000                1,870,000                   1,780,000
                                                             ------------             ------------               -------------

NET EARNINGS                                                  $ 3,621,608             $  3,250,341                 $ 2,712,108
                                                              ===========             ============                 ===========

See notes to consolidated financial statements.

CAPITOL OFFICE SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996
---------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       TOTAL
                                   CLASS A     CLASS B      CLASS C                   ADDITIONAL     RETAINED      STOCKHOLDERS'
                                   COMMON       COMMON       COMMON      CLASS B       PAID-IN       EARNINGS          EQUITY
                                    STOCK       STOCK        STOCK        STOCK        CAPITAL       (DEFICIT)       (DEFICIT)
                                 -----------  ----------  -----------  -----------  -------------  -------------  ---------------
BALANCE, JULY 1, 1995            $         -  $        -  $         -  $       120  $     749,880  $   5,503,737  $     6,253,737

    Dividends declared                     -           -            -            -              -       (240,000)        (240,000)

    Net earnings                           -           -            -            -              -      2,712,108        2,712,108
                                 -----------  ----------  -----------  -----------  -------------  -------------  ---------------

BALANCE, JUNE 30, 1996                     -           -            -          120        749,880      7,975,845        8,725,845

    Dividends declared                     -           -            -            -              -     (5,834,390)      (5,834,390)

    Recapitalization                       7           4            1         (120)           108              -                -

    Net earnings                           -           -            -            -              -      3,250,341        3,250,341

    Purchase and retirement of
        common stock, including
        transaction costs                 (5)         (3)           -            -       (749,988)   (19,052,977)     (19,802,973)

    Stock split                          493         296           79            -              -           (868)               -

    Sale of common stock                  99          -            10            -        999,891              -        1,000,000
                                 -----------  ----------  -----------  -----------  -------------  -------------  ---------------

BALANCE, JUNE 30, 1997                   594         297           90            -        999,891    (13,662,049)     (12,661,177)

    Net earnings                           -          -            -             -              -      3,621,608        3,621,608
                                 -----------  ----------  -----------  -----------  -------------      ----------       ---------

BALANCE, JUNE 30, 1998           $       594  $      297  $        90  $         -  $     999,891  $ (10,040,441) $    (9,039,569)
                                 ===========  ==========  ===========  ===========  =============  =============  ===============

See notes to consolidated financial statements.

CAPITOL OFFICE SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996

-----------------------------------------------------------------------------------------------------------------------------
                                                                             1998                1997               1996
                                                                        -------------       -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings                                                         $  3,621,608        $  3,250,341       $  2,712,108
    Adjustments to reconcile net earnings to
        net cash provided by operations:
        Depreciation and amortization                                         379,387             194,960            221,476
        Deferred income taxes                                                (126,000)             76,000            (65,000)
        Loss on disposal of equipment                                           6,871              13,179                  -
        Changes in operating assets and liabilities:
            Accounts receivable                                              (801,326)             26,700           (319,496)
            Inventories                                                       (93,805)            323,422           (425,730)
            Refundable income taxes                                            (5,800)           (153,709)                 -
            Prepaid expenses and other assets                                 (16,037)            (14,953)            21,359
            Accounts payable and accrued liabilities                          385,199             277,972            179,027
            Deferred revenue                                                   77,991               4,202             20,785
                                                                         ------------        ------------       ------------
                      Net cash provided by operating
                           activities                                       3,428,088           3,998,114          2,344,529
                                                                         ------------        ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of equipment - net                                               (78,633)           (141,361)           (55,189)
    Increase in other assets                                                        -            (300,000)                 -
                                                                         ------------        ------------       ------------
                      Net cash used in investing
                          activities                                          (78,633)           (441,361)           (55,189)
                                                                         ------------        ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from long-term notes                                                   -          18,865,000                  -
    Proceeds from bank line of credit                                               -           1,450,000                  -
    Proceeds from sale of common stock                                              -           1,000,000                  -
    Acquisition and retirement of common stock                                      -         (19,802,973)                 -
    Debt issuance costs                                                             -            (595,000)                 -
    Principal payments on long-term notes                                           -              (5,104)           (19,015)
    Principal payments on bank line of credit                              (1,450,000)                  -                  -
    Principal payments on capital lease obligations                           (18,314)            (27,750)           (34,156)
    Dividends paid                                                                  -          (5,834,390)          (240,000)
                                                                         ------------        ------------       ------------
                      Net cash used in financing activities                (1,468,314)         (4,950,217)          (293,171)
                                                                         ------------        ------------       ------------
                                                                                                                   (Continued)

CAPITOL OFFICE SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996

---------------------------------------------------------------------------------------------------------------------
                                                                       1998              1997               1996
                                                                 ----------------------------------------------------
NET INCREASE (DECREASE)  IN CASH                                     1,881,141        (1,393,464)         1,996,169

CASH AND CASH EQUIVALENTS,
    BEGINNING OF YEAR                                                1,790,230         3,183,694          1,187,525
                                                                   -----------       -----------        -----------
CASH AND CASH EQUIVALENTS,
    END OF YEAR                                                    $ 3,671,371       $ 1,790,230        $ 3,183,694
                                                                   ===========       ===========        ===========
SUPPLEMENTAL DISCLOSURE OF CASH
    FLOW INFORMATION:
    Interest paid                                                  $ 1,754,125       $     8,135        $    10,730
                                                                   ===========       ===========        ===========
    Income taxes paid                                              $ 2,122,500       $ 2,157,100        $ 1,633,107
                                                                   ===========       ===========        ===========
SUPPLEMENTAL DISCLOSURE OF
    NON-CASH INVESTING AND
    FINANCING ACTIVITIES:
    Capital leases                                                 $    52,900       $    37,040        $         -
                                                                   ===========       ===========        ===========
                                                                                                        (Concluded)

See notes to consolidated financial statements.

CAPITOL OFFICE SOLUTIONS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 1998, 1997, AND 1996
--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Operations - Capitol Office Solutions, Inc., formerly Capitol Copy Products, Inc. ("COS" or "the Company"), a majority-owned subsidiary of Golder, Thoma, Cressey, Rauner Fund IV, L.P., is in the business of selling, leasing, and servicing copier and facsimile equipment, and selling related supply products. The Company's principal business territory comprises the greater Metropolitan Washington, D.C., and Baltimore areas. The Company operates pursuant to certain dealer agreements, primarily with Canon, USA, Inc.

Principles of Consolidation - The consolidated financial statements include the accounts of COS and its wholly owned subsidiary, General Service Leasing, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition - The Company recognizes revenue from the sale of equipment, maintenance contracts, and month-to-month equipment rental agreements. Sales of equipment are recorded as revenue on the date the equipment is shipped. Revenue from maintenance contracts and month-to-month equipment rental agreements is recognized ratably over the terms of the agreements.

Cash and Cash Equivalents - Cash and cash equivalents consist of checking accounts and temporary investments in repurchase agreements. For purposes of the consolidated statements of cash flows, the Company considers only highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories - Inventories are stated at the lower of average cost or market.

Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using straight-line methods based on the estimated useful lives of the related equipment. Leasehold improvements are amortized over the lives of the respective leases or service lives of the improvements, whichever is shorter.

Repairs and maintenance are charged directly to expense as incurred. Betterments or improvements that increase the estimated useful life of an asset are capitalized.

Goodwill - The excess of cost over fair values of the net tangible assets acquired (goodwill) is amortized using the straight-line method over forty years. The Company annually reviews its goodwill recoverability by assessing historical profitability and expectations as to future nondiscounted cash flows and net income as well as the Company's success in meeting its commitments under its dealer agreements. Based upon its most recent analysis, the Company believes that no material impairment of goodwill exists at June 30, 1998.

Deferred Financing and Other Deferred Costs - Deferred financing costs consist of financing fees paid by the Company to obtain its line of credit and loan payable (see Notes 5 and 7). The fees are amortized using the straight-line method over the life of the loan payable. Other deferred costs relate to costs associated with an agreement entered into upon the Company's recapitalization, stock redemption, and stock purchase (see Note 2). These costs are amortized using the straight-line method over three years, the term of the agreement.

Income Taxes - The Company records its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109). SFAS 109 requires the Company to record a provision for deferred income taxes for differences between the basis of certain assets and liabilities for income tax and financial statement reporting purposes, and between reporting methods for income tax return and financial statement reporting purposes, which will create taxable income or deductions in future periods.

Deferred income taxes result primarily from temporary differences in the recognition of revenue from maintenance contracts, certain inventory costs, bad debt expense, and depreciation for tax and financial reporting purposes.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Reclassifications - Certain 1997 amounts have been reclassified for comparative purposes. Actual results could differ from those estimates.

2.   RECAPITALIZATION, STOCK REDEMPTION, AND STOCK PURCHASE

Prior to June 30, 1997, the Company was a majority owned subsidiary (66-2/3%) of CERBCO, Inc., with the remaining 33-1/3% owned by the President of the Company. Effective June 30, 1997, the following transactions took place:

     . A $5,684,390 dividend was paid to the existing shareholders representing cash held by the Company in excess of $800,000.

     . The Company recapitalized itself by amending its Certificate of Incorporation to authorize three classes of common stock. Class A Common Stock, $.01 par value (the "Class A Common"); Class B Common Stock, $.01 par value (the "Class B Common"); and Class C Common Stock, $.01 par value (the "Class C Common"). Each share of the Company's then currently issued and outstanding Class B stock was exchanged for .61875 shares of Class A Common, .37125 shares of Class B Common, and .01 shares of Class C Common.

     . The Company entered into credit agreements with a financial institution that provided for loans to the Company in the principal amount of up to approximately $30,000,000.

     . Following the above transactions, all of the shares of Class A Common, Class B Common, and Class C Common of the Company held by CERBCO, Inc., were redeemed by the Company for an aggregate purchase price of $19,000,000, subject to adjustment and escrow holdbacks.

     . Immediately after the redemption, the Company effected a 200-to-1 stock split of the Class A Common, which resulted in 200,000 shares of Class A Common being authorized and 49,500 shares being issued and outstanding; a 200-to-1 stock split of the Class B Common, which resulted in 100,000 shares of Class B Common being authorized and 29,700 shares being issued and outstanding; and a 2,000-to-1 stock split of the Class C Common, which resulted in 40,000 shares of Class

   C Common being authorized and 8,000 shares being issued and outstanding.

 .  Immediately after the stock split, new investors purchased from the Company
   9,900 shares of Class A common and 1,000 shares of Class C Common for a purchase price of $100 per share of Class A Common and $10 per share of Class C Common, an aggregate purchase price of $1,000,000.

 . Contemporaneously with the above investment, the new investors purchased all 49,500 shares of Class A Common and 62.5% of Class C Common (5,000 shares) held by the President of the Company.

 . In connection with the transactions, the President, the new investors, and the Company entered into various stockholder agreements, registration rights agreements, and employment agreements.

3. ACCOUNTS RECEIVABLE

The allowance for doubtful accounts was $35,000 and $30,000 at June 30, 1998 and 1997, respectively. The provisions for doubtful accounts included in selling, general, and administrative expense for the years ended June 30, 1998, 1997, and 1996, were $51,345, $35,585 and $26,226 respectively.

4. INVENTORIES

Inventories at June 30, 1998 and 1997, consist of:

                               1998               1997
Equipment                   $ 1,452,109        $ 1,288,937
Supplies                        197,181            192,578
Parts                           297,613            371,583
                            -----------        -----------
                            $ 1,946,903        $ 1,853,098
                            ===========        ===========

5. LOAN PAYABLE

The Company has available a line of credit as part of a credit agreement with a life insurance company (see Note 7) that enables the Company to borrow up to $2,500,000, subject to a borrowing base, at an interest rate equal to the LIBOR rate plus 3.0% (8.6445% and 8.6875% at June 30, 1998 and 1997, respectively).
The agreement expires in June 2004 and is collateralized by all personal and real property. The agreement requires the Company to meet certain financial covenants quarterly. As of June 30, 1998, the Company is in compliance with the required financial covenants.

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at June 30, 1998 and 1997, consist of:

                                            1998               1997
Accounts payable                        $ 328,450           $ 177,537
Accrued expenses and other                929,856             873,759
Income taxes payable                      268,778              77,945
Other                                           -              12,644
                                       ----------         -----------
                                       $1,527,084         $ 1,141,885
                                       ==========         ===========

7.  LONG-TERM DEBT

Long-term debt at June 30, 1998 and 1997, consists of:

                                                                     1998                1997
Term loan payable that matures in June 2004,
    with a percentage of principal payable every
    six months beginning in January 2000 and interest
    due monthly at LIBOR plus 3.25%                               $18,865,000         $18,865,000

Less:  Current portion                                              3,904,000                   -
                                                                 ------------        ------------
                                                                 $ 14,961,000        $ 18,865,000
                                                                 ============        ============

The total term loan commitment is $27,500,000. In addition to the percentage of principal payments required, the Company is required to prepay the term loan and related revolving loan (Note 5) in an amount equal to 70% of excess cash flow as defined in the credit agreement for each fiscal year beginning with year fiscal 1998. This prepayment of excess cash flows is classified as current portion of long-term debt at June 30, 1998. The Company is required to meet certain financial covenants quarterly. As of June 30, 1998, the Company is in compliance with the required financial covenants.

8. COMMITMENTS

The Company leases warehouse, store, and office facilities under operating leases that expire on various dates through 2008. Some of the facility leases provide for renewal options. Rental expense was approximately $165,000, $148,000 and $139,000 for the years ended June 30, 1998, 1997 and 1996, respectively. In addition, the Company leases equipment under capital leases that expire on various dates through 1999. Accumulated amortization for property under capital leases was $52,947 and $70,557 as of June 30, 1998 and 1997, respectively. Minimum future rental commitments under long-term capital and operating leases in effect at June 30, 1998 are as follows:

                                                 Capital        Operating
                                                 Leases          Leases
1999                                            $24,000         $ 335,000
2000                                             24,000           308,000
2001                                             24,000           289,000
2002                                             17,000           260,000
2003                                             12,000           237,000
Thereafter                                       16,000         1,080,000
                                              ---------       -----------
Total minimum payments                          117,000       $ 2,509,000
Less:  Interest                                  36,000       ===========

Present value of minimum payments             $  81,000
                                              =========

9. INCOME TAXES

The provision for taxes for the years ended June 30, 1998, 1997, and 1996, is comprised of the following (in thousands):

                                           1998          1997       1996
Current:
    Federal                              $ 1,849       $ 1,534    $ 1,580
    State                                    450           260        265
                                         -------       -------    -------
              Total current                2,299         1,794      1,845
                                         -------       -------    -------
Deferred:
    Federal                                 (102)           66        (55)
    State                                    (24)           10        (10)
                                         -------       -------    -------
              Total deferred                (126)           76        (65)
                                         -------       -------    -------
Total provision for taxes                $ 2,173       $ 1,870    $ 1,780
                                         =======       =======    =======


The provision for income taxes is different from that computed using the statutory federal income tax rate of 34% for the years ended June 30, 1998, 1997, and 1996, for the following reasons (in thousands except percentages):

                                               1998                           1997                            1996
                                    -------------------------      -------------------------       -------------------------
                                       Amounts          %              Amounts          %              Amounts         %
Taxes computed at
    statutory rate                     $ 1,970        34.0 %          $ 1,741         34.0 %         $ 1,527        34.0 %
Increase in taxes resulting
    from:
    State income taxes,
        net of federal income
        tax benefit                        281         4.8                179          3.5               176         3.9
    Nondeductible items                     27         0.5                 29          0.6                29         0.6
    Other                                 (105)       (1.8)               (79)        (1.6)               48         1.1
                                       -------        ----            -------         ----           -------        ----
    Total provision for taxes          $ 2,173        37.5 %          $ 1,870         36.5 %         $ 1,780        39.6 %
                                       =======        ====            =======         ====           =======        ====

The approximate tax effect of each type of temporary difference that gave rise to the Company's deferred tax asset amount (in thousands) at June 30, 1998 and 1997, is as follows:

                                                             1998       1997
     Bad debt reserves                                       $ 14      $ 12
     Vacation expenses                                         23        19
     Depreciation                                              49        41
     Inventory costs                                           67        35
     Deferred revenue                                          21         -
     Deferred rent allowance                                   37         -
     Section 197 intangible                                    33         -
     Other                                                    (20)       (9)
                                                             ----      ----
                                                             $224      $ 98
                                                             ====      ====

10.  PROFIT SHARING AND 401(K) PLAN

The Company has a profit sharing and 401(k) retirement plan for all of its employees meeting certain minimum eligibility requirements. Contributions are determined annually by the Company's Board of Directors. The Company contributed $151,552, $147,438, and $120,713 to the plan through the 401(k) matching provision in fiscal years 1998, 1997 and 1996, respectively.

11.  STOCKHOLDER'S EQUITY

The Company has three classes of Common Stock, which are designated as Class A, B, and C Common Stock. Shares of Class C Common Stock have one vote per share on all matters to be voted on by the Company's stockholders. Shares of Classes A and B Common Stock are not entitled to vote on any matter submitted to a vote of the Company's stockholders.

12.  RELATED PARTY TRANSACTIONS

On June 30, 1997, the Company entered into a consulting agreement with Global whereby the Company will pay Global an annual management fee of $150,000. Global will provide human resources, administration, financial, accounting, and consulting services.
                                  * * * * * *

                           CAPITOL OFFICE SOLUTIONS
                    UNAUDITED INTERIM FINANCIAL STATEMENTS

The unaudited interim financial statements of Capitol Office Solutions ("Capitol") as of September 30, 1998 and for the three month periods ended September 30, 1998 and 1997 do not provide all disclosures included in the annual financial statements. These interim financial statements should be read in conjunction with the annual audited financial statements and the footnotes thereto. Results for the interim periods are not necessarily indicative of the results for the fiscal year ending June 30, 1999. In the opinion of management, the accompanying interim financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations of Capitol.

CAPITOL OFFICE SOLUTIONS, INC.
CONSOLIDATED UNAUDITED BALANCE SHEET
AS OF SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                 $ 2,925,958
    Accounts receivable, net                                    2,593,163
    Inventories                                                 2,097,238
    Prepaid expenses and other                                    134,441
                                                             -------------

                      Total current assets                      7,750,800


PROPERTY AND EQUIPMENT:
    Office furniture and equipment                                545,712
    Leasehold improvements                                        232,720
    Rental equipment                                              120,340
                                                             -------------

                                                                  898,772

    Less accumulated depreciation and amortization               (684,893)
                                                             -------------
                      Total property and equipment                213,879

OTHER ASSETS:
    Excess of acquisition cost over value of
        net assets acquired - net                               2,071,549
    Deposits and other                                          1,406,297
                                                             -------------

                      Total other assets                        3,477,846

                                                             -------------

TOTAL ASSETS                                                 $ 11,442,525
                                                             =============

CAPITOL OFFICE SOLUTIONS, INC.
CONSOLIDATED UNAUDITED BALANCE SHEET
AS OF SEPTEMBER 30, 1998
--------------------------------------------------------------------------------

LIABILIITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable and accrued liabilities                                    $ 1,209,175
    Income taxes payable                                                            590,866
    Deferred service revenue                                                        536,233
    Current maturities of long-term debt                                             78,000

                                                                        --------------------
                      Total current liabilities                                   2,414,274

LONG-TERM LIABILITIES:
    Long-term debt (less current portion shown above)                            16,842,225
                                                                        --------------------

                      Total liabilities                                          19,256,499

COMMITMENTS

STOCKHOLDERS' DEFICIT:
    Class A common stock, $.01 par value -
        authorized,  200,000 shares;
        issued and outstanding, 59,400 shares                                           594
    Class B common stock, $.01 par value -
        authorized, 100,000 shares;
        issued and outstanding, 29,700 shares                                           297
    Class C common stock, $.01 par value -
        authorized; 40,000, shares;
        issued and outstanding, 9,000 shares                                             90
    Additional paid-in capital                                                      999,891
    Retained deficit                                                             (8,814,846)
                                                                        --------------------

                      Total stockholders' deficit                                (7,813,974)
                                                                        --------------------



TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                    $ 11,442,525
                                                                        ====================

CAPITOL OFFICE SOLUTIONS, INC.
CONSOLIDATED UNAUDITED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998, AND 1997
--------------------------------------------------------------------------------

                                                                      1998                           1997
                                                               -------------------            -------------------
SALES:
    Sales of equipment                                              $3,896,521                     $3,099,616
    Sales of services and supplies                                   3,641,953                      3,349,651
                                                               ---------------                ---------------

                      Total sales                                    7,538,474                      6,449,267
                                                               ---------------                ---------------

COST OF SALES:
    Cost of equipment sold                                           2,358,475                      2,054,815
    Cost of services and supplies sold                               1,314,938                      1,316,940
                                                               ---------------                ---------------

                      Total cost of sales                            3,673,413                      3,371,755
                                                               ---------------                ---------------

GROSS PROFIT                                                         3,865,061                      3,077,512

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                                          1,458,589                      1,186,818
                                                               ---------------                ---------------

OPERATING INCOME                                                     2,406,472                      1,890,694

INTEREST EXPENSE                                                       366,877                        443,224
                                                               ---------------                ---------------

EARNINGS BEFORE INCOME TAXES                                         2,039,595                      1,447,470

PROVISION FOR INCOME TAXES                                             814,000                        575,000
                                                               ---------------                ---------------

NET EARNINGS                                                       $ 1,225,595                      $ 872,470
                                                               ===============                ===============

CAPITOL OFFICE SOLUTIONS, INC
CONSOLIDATED UNAUDITED STATEMENT OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
---------------------------------------------------------------------------------------------------------------
                                                                         1998                          1997
                                                                   ---------------               --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings                                                         $ 1,225,595                  $   872,470
  Adjustments to reconcile net earnings to
    net cash provided by operations:
    Depreciation and amortization                                          107,045                       76,601
    Change in operating assets and liabilities:
      Accounts receivable                                                  232,705                   (1,044,150)
      Inventories                                                         (150,335)                     126,387
      Prepaid expenses and other assets                                    421,250                    (590,168)
      Accounts payable                                                    (317,909)                      86,938
      Accrued expenses                                                     590,866                      401,236
      Deferred revenues                                                    (46,603)                      24,392
                                                                   ---------------               --------------
            Net cash provided by operating activities                    2,062,614                      (46,294)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment - net                                              (72,157)                     (61,716)
                                                                   ---------------               --------------

            Net cash provided (used) by investing activities               (72,157)                     (61,716)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Cash used to pay long-term debt                                       (2,654,775)                     895,000
  Cash used to pay capital leases                                          (81,095)                      (3,420)
  Cash used to pay revolver loan borrowings                                      -                   (1,450,000)
                                                                   ---------------               --------------
            Net cash used in financing activities                       (2,735,870)                    (558,420)

NET DECREASE IN CASH                                                      (745,413)                    (666,430)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD                                                    3,671,371                    1,790,230
                                                                   ---------------               --------------

CASH AND CASH EQUIVALENTS,
  END OF PERIOD                                                        $ 2,925,958                  $ 1,123,800
                                                                   ===============               ==============

   (b)   Pro Forma Financial Information.

   The following pro forma financial information required pursuant to Article 11 of Regulation S-X previously omitted from the Company's 8-K filed on January 5, 1999 is filed with this amendment:

   Introduction to Unaudited Pro Forma Consolidated Financial Data.
   Unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended March 31, 1998.
   Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
     fiscal year ended March 31, 1998.
   Unaudited Pro Forma Consolidated Statement of Operations for the six months ended September 30,1998.
   Notes to Pro Forma Consolidated Statement of Operations for the six months ended September 30, 1998.
   Unaudited Pro forma Consolidated Balance Sheet as of September 30, 1998. Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30,
     1998.

                         GLOBAL IMAGING SYSTEMS, INC.
                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                  (in thousands except number of shares data)

On December 21, 1998 Global purchased all of the issued and outstanding stock of Capitol pursuant to a Stock Purchase Agreement, dated as of November 19, 1998, by and among Global, as Buyer; Capitol; Armen Manoogian; L. Neal Berney; John Boyett; Edward Cobb; Bruce D. Cook; Raymond Echols; Gary M. Fuller; GTCR; Kevin Godwin; Green, Manning & Bunch Holdings, Inc.; Christopher Groff; Jackson National Life Insurance; Todd S. Johnson; Thomas S. Johnson; Mark M. Lloyd; Scott Lloyd; Alexis McGhee; Michael Mueller; Raymond Schilling; Allan Small; Terry K. Smith and Crystal E. Smith; Dewey Suddeth; Tidewater Partners, LLC; and Alfred Vieira, as Sellers. Global paid $46,400 in cash and 612,455 in shares of Global's Common Stock for the Capitol stock. Global also assumed approximately $15,132 of indebtedness of Capitol, all of which it repaid upon the closing of the acquisition.

The accompanying unaudited pro forma consolidated statement of operations for the fiscal year ended March 31, 1998 gives effect to the acquisition by the Company of Capitol ("the acquisition") as if it had occurred on April 1, 1997. The unaudited pro forma consolidated statement of operations for the six months ended September 30, 1998 gives effect to the acquisition as if it had occurred on April 1, 1998. The unaudited pro forma consolidated balance sheet at September 30, 1998 gives effect to the acquisition as if it had occurred on September 30, 1998.

The pro forma effects are based on the historical financial statements of the acquired entity, giving effect to the transaction under the purchase method of accounting. As such, the total cost of the acquisition has been allocated to the net tangible and intangible assets acquired, and liabilities assumed, based upon their respective fair values at the effective date of the acquisition.

The unaudited pro forma consolidated financial statements are not intended to be indicative of the actual results of operations or financial position that would have been achieved, had the acquisition in fact been consummated at the beginning of the periods referenced above. The unaudited pro forma financial data should be read in conjunction with the consolidated financial statements of the Company and the historical financial statements of Capitol, and related notes set forth herein.

                                                   GLOBAL IMAGING SYSTEMS, INC.
                                     UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                                 FISCAL YEAR ENDED MARCH 31, 1998
                                                (IN THOUSANDS EXEPT PER SHARE DATA)

                                    Historical      Historical                     Historical
                                      Global           Carr                         Capitol
                                      Imaging        Business       Carr             Office        Capitol
                                     Systems,        Systems,     Pro Forma        Solutions,     Pro Forma          Pro Forma
                                      Inc.(a)        Inc.(b)     Adjustments        Inc.(f)      Adjustments        Consolidated
                                  -------------     -----------  -----------      ------------   -----------        ------------
Revenues:
  Equipment and supplies
     sales                        $     121,316     $    13,630                   $    19,177                       $    154,123
  Service and rentals                    43,059     $     3,671                         8,992                             55,722
                                  -------------     -----------  -----------      ------------   -----------        ------------
    Total Revenues                      164,375          17,301            -           28,169              -             209,845

Costs and operating
     expenses:
  Cost of equipment
     and supplies sales                  85,972           7,459                        11,386                            104,817
  Service and rental costs               21,594           2,933                         4,231                             28,758
  Selling, general and
     administrative expenses             38,619           5,047                         4,766                             48,432
  Intangible asset amortization           3,076               -          424 (c)          256          1,105 (g)           4,861
                                  -------------     -----------  -----------      ------------   -----------        ------------
    Total costs and operating
     expenses                           149,261          15,439          424           20,639          1,105             186,868
                                  -------------     -----------  -----------      ------------   -----------        ------------
Income from operations                   15,114           1,862         (424)           7,530         (1,105)             22,977
Interest expense                         (6,713)            (37)      (1,149)(d)       (1,735)        (2,394)(h)         (12,028)
                                  -------------     -----------  -----------      ------------   -----------        ------------
Income before income taxes                8,401           1,825       (1,573)           5,795         (3,499)             10,949
Income taxes                              3,949              62           76 (e)        2,173           (756)(i)           5,504
                                  -------------     -----------  -----------      ------------   -----------        ------------
Net income                                4,452           1,763       (1,649)           3,622         (2,743)              5,445
Yield adjustment on Class
     A common stock                      (2,442)              -            -                -              -              (2,442)
                                  -------------     -----------  -----------      ------------   -----------        ------------
Net income available to
     common stockholders          $       2,010     $     1,763  $    (1,649)     $     3,622    $    (2,743)              3,003
                                  =============     ===========  ===========      ============   ===========        ============
Earnings per share, basic
     and diluted                  $        0.21                                                                     $       0.28
                                  =============                                                                     ============
Weighted average number of
     shares used in the
     calculation, basic
     and diluted                          9,804                          332                             612              10,748
                                  =============                  ===========                     ===========        ============

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                     CONSOLIDATED STATEMENT OF OPERATIONS
                       FISCAL YEAR ENDED MARCH 31, 1998
                                (in thousands)

(a) This column represents the historical consolidated results of operations of Global for the fiscal year ended March 31, 1998.

(b) This column represents the historical operating results of Carr for the fiscal year ended December 31, 1997. This information was used in lieu of the twelve months ended March 31, 1998 because it was within 93 days of the Global's fiscal year end. Certain reclassifications have been made to be consistent with Global's presentation. This information is included in this schedule in order to present a more accurate pro forma presentation. Carr was deemed a significant acquisition, and an 8-K was filed for this acquisition during the fiscal year.

(c) Reflects additional goodwill amortization expense of $374 and non-compete covenant amortization expense of $50. The goodwill amortization period is 40 years; goodwill is amortized using the straight-line method. The non-compete covenant amortization period is 3 years; the non-compete covenant is amortized using the straight-line method.

(d) Reflects additional interest expense related to borrowings that would have been incurred by Global to finance the acquisition, including the repayment of existing Carr debt, had the acquisition been consummated at April 1, 1997. An average interest rate of 8.9% was used for this calculation which approximates the Company's average borrowing rate during such period.

(e) Represents the income tax benefit on purchase accounting adjustments and other pro forma adjustments of ($592) based on an effective rate of approximately 37.6%, and the income tax expense of $668 on historical S-Corporation earnings based on an effective rate of approximately 40%.

(f) This column represents the historical operating results of Capitol for the fiscal year ended June 30, 1998. This information was used in lieu of the twelve months ended March 31, 1998 because it was within 93 days of the Company's fiscal year end. Certain reclassifications have been made to be consistent with the Company's presentation.

(g) Reflects additional goodwill amortization expense of $1,336 and non-compete covenant amortization expense of $25 offset by a reduction of ($256) for goodwill amortization already on Capitol's books. The goodwill amortization period is 40 years and goodwill is amortized using the straight-line method. The non-compete covenant amortization period is 2 years; the non-compete covenant is amortized using the straight-line method.

(h) Reflects additional interest expense related to borrowings that would have been incurred by the Company to finance the acquisition, including the repayment of existing Capitol debt, had the acquisition been consummated at April 1, 1997. An average interest rate of 8.9% was used for this calculation, which approximates the Company's average borrowing rate during such period.

(i) Represents the income tax benefit on purchase accounting adjustments and other pro forma adjustments of ($756) based on an effective rate of approximately 37.6%.

                         GLOBAL IMAGING SYSTEMS, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      SIX MONTHS ENDED SEPTEMBER 30, 1998
                     (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                             Historical
                                                -------------------------------------
                                                 Global Imaging      Capital Office      Pro Forma          Pro Forma
                                                Systems, Inc.(a)   Solutions, Inc.(b)   Adjustments       Consolidated
                                                ----------------   ------------------   -----------       ------------
Revenues:
  Equipment and supplies sales                  $         95,292   $            9,907                     $ 105,199
  Service and rentals                                     29,916                4,817                        34,733
                                                ----------------   ------------------   -----------       ---------
    Total Revenues                                       125,208               14,724             -         139,932
Costs and operating expenses:
  Cost of equipment and supplies sales                    68,809                5,159                        73,968
  Service and rental costs                                14,555                1,770                        16,325
  Selling, general and administrative expenses            27,293                3,020                        30,313
  Intangible asset amortization                            1,844                  182           499  (c)      2,525
                                                ----------------   ------------------   -----------       ---------
    Total costs and operating expenses                   112,501               10,131           499         123,131
                                                ----------------   ------------------   -----------       ---------
Income from operations                                    12,707                4,593          (499)         16,801
Interest expense                                          (3,686)                (752)       (1,313) (d)     (5,751)
                                                ----------------   ------------------   -----------       ---------
Income before income taxes                                 9,021                3,841        (1,812)         11,050
Income taxes                                               4,096                1,466          (424) (e)      5,138
                                                ----------------   ------------------   -----------       ---------
Net income before extraordinary item                       4,925                2,375        (1,388)          5,912
Yield adjustment on Class A common stock                    (901)                   -                          (901)
                                                ----------------   ------------------   -----------       ---------
Net income available to common stockholders     $          4,024   $            2,375   $    (1,388)      $   5,011
                                                ================   ==================   ===========       =========

Basic earnings per share:                       $           0.28                                          $    0.33
                                                ================                                          =========

Diluted earnings per share:                     $           0.27                                          $    0.32
                                                ================                                          =========

Weighted average number of shares outstanding:
  Basic                                                   14,601                                612          15,213
                                                ================                        ===========       =========
  Diluted                                                 15,122                                612          15,734
                                                ================                        ===========       =========

See accompanying notes.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                     CONSOLIDATED STATEMENT OF OPERATIONS
                      SIX MONTHS ENDED SEPTEMBER 30, 1998
                                (in thousands)

(a) This column represents the historical consolidated results of operations, before extraordinary item, of Global for the six months ended September 30, 1998.

(b) This column represents the historical operating results of Capitol for the six months ended September 30, 1998.

(c) Reflects additional goodwill amortization expense of $668 and non-compete covenant amortization expense of $13 offset by a reduction of ($182) for goodwill amortization already on Capitol's books. The goodwill amortization period is 40 years and is amortized using the straight-line method. The non-compete covenant amortization period is 2 years; the non-compete covenant is amortized using the straight-line method.

(d) Reflects additional interest expense related to borrowings that would have been incurred by the Company to finance the acquisition, including the repayment of existing Capitol debt, had the acquisition been consummated at April 1, 1998. An average interest rate of 8.9% was used for this calculation which approximates Global's average borrowing rate during such period.

(e) Represents the income tax benefit on purchase accounting adjustments and other pro forma adjustments of ($424) based on an effective rate of approximately 37.6%


                                                   GLOBAL IMAGING SYSTEMS, INC.
                                          UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                        SEPTEMBER 30, 1998
                                                          (in thousands)

                                             Historical               Acquired               Pro Forma               Pro Forma
                                            Company (a)             Business (b)            Adjustments            Consolidated
                                        -------------------      --------------------    -----------------      ------------------
Current assets:
   Cash and cash equivalents            $       4,835            $        2,926           $     (2,100)  (c)    $          5,661
   Accounts receivable, net of
    allowance for doubtful accounts            38,541                     2,593                   (560)  (d)              40,574
    Inventories                                24,357                     2,097                    (60)  (e)              26,394
    Deferred income taxes                       1,629                         -                      -                     1,629
      Prepaid expenses and other
       current assets                           1,067                       134                                            1,201
                                        -------------------      --------------------    -----------------      ------------------
      Total current assets                     70,429                     7,750                 (2,720)                   75,459

Rental equipment, net                           4,651                         8                      -                     4,659
Property and equipment, net                     4,766                       206                    (20)  (f)               4,952
Other assets                                      761                         -                      -                       761
Deferred income taxes                             265                         -                      -                       265
Related party notes receivable                    547                         -                      -                       547
Intangible assets, net:
    Goodwill                                  113,817                     2,072                 53,088   (g)             168,977
    Noncompete agreements                       1,255                       175                   (125)  (h)               1,305
    Financing fees                              1,270                       521                   (521)  (i)               1,270
                                        -------------------      --------------------    -----------------      ------------------
      Total assets                      $     197,761            $       10,732          $      49,702          $        258,195
                                        ===================      ====================    =================      ==================

Current liabilities:
   Accounts payable                     $      15,589            $          339          $           -          $         15,928
   Accrued liabilities                          4,960                     1,461                     20   (j)               6,441
   Accrued compensation and benefits            3,970                         -                      -                     3,970
   Current maturities of long-term debt           118                        78                      -                       196
   Deferred revenue                            11,732                       536                      -                    12,268
                                        -------------------      --------------------    -----------------      ------------------
      Total current liabilities                36,369                     2,414                     20                    38,803

Long-term debt, less current maturities        87,600                    16,132                 30,268   (k)             134,000
                                        -------------------      --------------------    -----------------      ------------------
      Total liabilities                       123,969                    18,546                 30,288                   172,803

Stockholders' equity:
   Common stock                                   180                         1                      5   (l)                 186
   Additional paid-in capital                  70,858                     1,000                 10,594   (m)              82,452
   Retained earnings (deficit)                  2,754                    (8,815)                 8,815   (n)               2,754
                                        -------------------      --------------------    -----------------      ------------------
   Total stockholders' equity                  73,792                    (7,814)                19,414                    85,392
                                        -------------------      --------------------    -----------------      ------------------
    Total liabilities and
     stockholders' equity               $     197,761            $       10,732          $      49,702          $        258,195
                                        ===================      ====================    =================      ==================

See accompanying notes.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                          CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 1998
                                (in thousands)

(a) This column represents the historical consolidated balance sheet of the Company as of September 30, 1998.

(b) This column represents the historical balance sheet of Capitol as of September 30, 1998.

(c) This represents cash on Capitol's books that was distributed pro-rata to shareholders at closing.

(d) This represents an adjustment of $55 to record accounts receivable at fair value, and reduction of shareholder notes receivable paid out of the proceeds from the transaction of $505.

(e) This represents an adjustment to record inventory at fair value.

(f) This represents an adjustment to record property and equipment at fair value.

(g) This represents the portion of the purchase price allocated to goodwill as a result of the acquisition of Capitol.

(h) This represents the portion of the purchase price allocated to the non-compete covenant as a result of the acquisition of Capitol in the amount of $50, and the elimination of a non-compete covenant on Capitol's Balance Sheet in the amount of $175.

(i) This represents the write off of financing fees (related to institutional borrowings) that had been capitalized on Capitol's books.

(j) This represents an adjustment to record accrued liabilities at fair value.

(k) This represents the pay-off of Capitol's existing debt of $16,132, and borrowings of $46,400 by Global to fund the acquisition of Capitol.

(l) Represents the par value of 612 shares of Global common stock issued to the sellers of Capitol in the amount of $6 in connection with the acquisition, offset by the elimination of Capitol common stock of $1.

(m) Represents additional paid-in capital on Global's common stock issued to the sellers of Capitol in connection with the acquisition, of $11,594, by the elimination of additional paid-in capital on Capitol common stock of $1,000.

(n) This represents the elimination of Capitol's retained earnings.

    (c) Exhibits.


Exhibit Number                      Description
--------------                      -----------

10.1 Stock Purchase Agreement, dated as of November 19, 1998, by and among Global, as Buyer, Capitol, Armen Manoogian, and the other persons named therein as Sellers.

23.1                                Consent of Deloitte & Touche LLP




                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 9, 1999


                                        GLOBAL IMAGING SYSTEMS, INC.


                                        /s/ Raymond Schilling
                                        ----------------------------------------

                                        Raymond Schilling
                                        Vice President, Chief Financial Officer,
                                        Secretary and Treasurer

Exhibit Number             Description                                  Page
--------------             -----------                                  ----

10.1                       Stock Purchase Agreement, dated as of          *
                           December 21, 1998, by and among Global,
                           as Buyer, Capitol, Armen Manoogian, and
                           other persons named therein as Sellers.

23.1                       Consent of Deloitte & Touche LLP              32


* Previously filed.